EXHIBIT 1

Re: CUSIP No. 13738Y107

Agreement of
Advent Venture Partners LLP, Advent Private Equity Fund III Affiliates, Advent Management III Limited Partnership, Advent Private Equity Fund III A LTD Partnership, Advent Private Equity Fund III B LTD Partnership, Advent Private Equity Fund III C LTD Partnership, Advent Private Equity Fund III D LTD Partnership and Advent Private Equity Fund III GmbH & Co KG and Jerry Benjamin.

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Each of the undersigned hereby agree that the Schedule 13G to which this Agreement is attached as Exhibit 1 is filed on behalf of it pursuant to Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, each of the undersigned disclaim beneficial ownership of the shares of the other, except to the extent of his or its pecuniary interest therein.

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/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III Affiliates

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Management III Limited Partnership

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III A LTD Partnership

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III B LTD Partnership

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III C LTD Partnership

MITI - 2009

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III D LTD Partnership

/s/ Shahzad Malik
General Partner of Advent Venture Partners LLP
acting in its capacity as Manager of
Advent Private Equity Fund III GmbH & Co KG

/s/ Jerry Benjamin
Jerry Benjamin

Dated:  13 February 2009